Exhibit 10.1

THIRD AMENDED AND RESTATED
BYLAWS
OF
CARDTRONICS, INC.

A Delaware Corporation

Effective as of:

January 21, 2011

TABLE OF CONTENTS

ARTICLE 1
OFFICES
1.1	REGISTERED OFFICE	1
1.2	OTHER OFFICES	1

ARTICLE 2
STOCKHOLDERS
2.1	PLACE OF MEETINGS	1
2.2	QUORUM; ADJOURNMENT OF MEETINGS	1
2.3	ANNUAL MEETINGS	2
2.4	SPECIAL MEETINGS	2
2.5	RECORD DATE	2
2.6	NOTICE OF STOCKHOLDER MEETINGS	3
2.7	ADVANCE NOTICE OF STOCKHOLDER NOMINEE FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS	3
2.8	MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE	5
2.9	STOCK LIST	6
2.10	PROXIES	6
2.11	VOTING; ELECTIONS; INSPECTORS	7
2.12	CONDUCT OF MEETINGS	7
2.13	TREASURY STOCK	8
2.14	NO STOCKHOLDER ACTION BY WRITTEN CONSENT	8
2.15	MEETINGS BY REMOTE COMMUNICATION	8

ARTICLE 3
BOARD OF DIRECTORS
3.1	POWER; NUMBER; TERM OF OFFICE	8
3.2	QUORUM	9
3.3	PLACE OF MEETINGS; ORDER OF BUSINESS	9
3.4	FIRST MEETING	9
3.5	REGULAR MEETINGS	9
3.6	SPECIAL MEETINGS	9
3.7	REMOVAL	9
3.8	VACANCIES; INCREASES IN THE NUMBER OF DIRECTORS	10
3.9	COMPENSATION	10
3.10	ACTION WITHOUT A MEETING; TELEPHONE CONFERENCE MEETING	10
3.11	APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY STOCKHOLDERS	11

ARTICLE 4
COMMITTEES
4.1	DESIGNATION; POWERS	11
4.2	PROCEDURE; MEETINGS; QUORUM	11
4.3	SUBSTITUTION OF MEMBERS	11

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ARTICLE 5
OFFICERS
5.1	NUMBER, TITLES AND TERM OF OFFICE	12
5.2	SALARIES	12
5.3	REMOVAL	12
5.4	VACANCIES	12
5.5	POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER	12
5.6	POWERS AND DUTIES OF THE CHAIRMAN OF THE BOARD	12
5.7	POWERS AND DUTIES OF THE PRESIDENTS	13
5.8	VICE PRESIDENTS	13
5.9	TREASURER	13
5.10	ASSISTANT TREASURERS	13
5.11	SECRETARY	13
5.12	ASSISTANT SECRETARIES	14
5.13	ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS	14

ARTICLE 6
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS
6.1	RIGHT TO INDEMNIFICATION	14
6.2	INDEMNIFICATION OF EMPLOYEES AND AGENTS	15
6.3	RIGHT OF CLAIMANT TO BRING SUIT	15
6.4	NONEXCLUSIVITY OF RIGHTS	15
6.5	INSURANCE	15
6.6	SAVINGS CLAUSE	16
6.7	DEFINITIONS	16

ARTICLE 7
CAPITAL STOCK
7.1	CERTIFICATES OF STOCK	16
7.2	TRANSFER OF SHARES	17
7.3	OWNERSHIP OF SHARES	17
7.4	REGULATIONS REGARDING CERTIFICATES	17
7.5	LOST OR DESTROYED CERTIFICATES	17

ARTICLE 8
MISCELLANEOUS PROVISIONS
8.1	FISCAL YEAR	17
8.2	CORPORATE SEAL	17
8.3	NOTICE AND WAIVER OF NOTICE	17
8.4	RESIGNATIONS	18
8.5	FACSIMILE SIGNATURES	18
8.6	RELIANCE UPON BOOKS, REPORTS AND RECORDS	18
8.7	ELECTRONIC TRANSMISSION	18

ARTICLE 9
AMENDMENTS
9.1	AMENDMENT OF BYLAWS	18

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THIRD AMENDED AND RESTATED BYLAWS
OF
CARDTRONICS, INC.
(the “Corporation”)

INTRODUCTION

The Corporation hereby amends and restates its bylaws in their entirety as follows.

ARTICLE 1
OFFICES

1.1           Registered Office.  The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware, shall be the registered office named in the certificate of incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.  Should the Corporation maintain a principal office within the State of Delaware such registered office need not be identical to such principal office of the Corporation.

1.2           Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2
STOCKHOLDERS

2.1           Place of Meetings.  All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.  In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

2.2           Quorum; Adjournment of Meetings.  Unless otherwise required by law or provided in the certificate of incorporation of the Corporation, as amended, and including the certificate of designations, rights and preferences governing any outstanding preferred stock of the Corporation (the “Certificate of Incorporation”), or these bylaws, the holders of a majority of the stock issued and outstanding and entitled to vote thereat (on an as converted basis), present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business and the act of a majority of such stock so represented at any meeting of stockholders at which a quorum is present shall constitute the act of the meeting of stockholders.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, (on an as converted basis) present in person or represented by proxy, at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.  At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally called.

2.3           Annual Meetings.  An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

2.4           Special Meetings.  Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board (if any), by a special committee that is duly designated by the Board, or by resolution adopted by the affirmative vote of the majority of the Board of Directors.

2.5           Record Date.  Subject to any requirement contained in the Certificate of Incorporation, for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than sixty (60) days nor less than ten (l0) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

If the Certificate of Incorporation does not provide for, and the Board of Directors does not fix, a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given or, if, in accordance with Section 8.3 of these bylaws, notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.6           Notice of Stockholder Meetings.  All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.8 of these bylaws not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting. The notice shall specify the place, if any, date, hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.7     Advance Notice of Stockholder Nominee for Director and other Stockholder Proposals.

(a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to matters, including the nomination and election of directors, as shall be brought properly before the meeting in compliance with the procedures set forth in this Section 2.7.

(b) For any matter to be properly brought before any meeting of stockholders, the matter must be (i) specified in the notice of meeting given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) properly brought before the meeting in the manner specified in this Section 2.7 and (iv), as applicable (1) by a stockholder that holds of record stock of the Corporation entitled to vote at the meeting on the matter (including any election of a director) or (2) by a person (a "Nominee Holder") that holds stock through a nominee or "street name" holder of record stock and can demonstrate to the Corporation the indirect ownership of, and Nominee Holder's entitlement to vote, the stock on the matter.

In addition to any other requirements under applicable law, the Certificate of Incorporation and these bylaws, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if the stockholder has given timely notice thereof in writing to the Secretary of the Corporation and the proposal is a proper matter for stockholder action under the Delaware General Corporation Law.  To be considered timely, notice of any matter to be presented by a stockholder at the meeting (a "Stockholder Notice") shall be delivered to the Secretary at the principal executive office of the Corporation not less than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before and ends thirty (30) days after the anniversary date (an annual meeting date outside the period being referred to herein as an "Other Meeting Date"), the Stockholder Notice shall be given in the manner provided herein by the later of (1) the close of business on the date one hundred twenty (120) days prior to the Other Meeting Date or (2) the close of business on the tenth day following the date on which the Other Meeting Date is first publicly announced or disclosed. As used in these bylaws, shares "beneficially owned" shall mean all shares that the person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act").

(c) Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation at a meeting of stockholders shall deliver, as part of the Stockholder Notice, a statement in writing setting forth (i) the name and address of the person or persons to be nominated, (ii) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each nominee, as reported to the stockholder by the nominee, (iii) the information regarding each nominee required by paragraphs (a), (d), (e) and (f) of Item 401 of Regulation S-K adopted by the U.S. Securities and Exchange Commission, (iv) the signed consent by each nominee to serve as a director of the Corporation if elected, (v) the stockholder's name and address, (vi) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by the stockholder; and (vii) in the case of a Nominee Holder, evidence establishing the Nominee Holder's indirect ownership of stock and entitlement to vote the stock for the election of directors at the annual meeting.

If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), the stockholder's right to nominate one or more individuals for election as a director at the meeting shall be limited to that class or category of directors.

Notwithstanding any provision of this Section 2.7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred twenty (120) days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by the increase, if it is delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which all nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

(d) Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before a meeting of stockholders shall deliver, as part of the Stockholder Notice, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the stockholder's name and address as they appear on the Corporation’s books, (iii) the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by the stockholder, (iv) any material interest of the stockholder in the matter proposed (other than as a stockholder), if applicable, (v) in the case of a Nominee Holder, evidence establishing the Nominee Holder's indirect ownership of stock and entitlement to vote the stock on the matter proposed at the meeting; and (vi) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act in his capacity as a proponent to a stockholder proposal.

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act.  Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Article 2.

(e) Except as provided in the final paragraph and sentence of Section 2.7(c) above, no matter shall be properly brought before a special meeting of stockholders unless the matter is brought before the meeting pursuant to the Corporation's notice of the meeting. In the event the Corporation calls for a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of director(s) at the meeting may nominate a person or persons (as the case may be) for election to that position(s) as are specified in the Corporation's notice of the meeting, but only if the Stockholder Notice required by Sections 2.7(b), (c) and (d) hereof is delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at the meeting or the number of directors to be elected shall have been publicly announced or disclosed.

(f) For purpose of this Section 2.7, a matter shall be deemed to have been "publicly announced or disclosed" if the matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the U.S. Securities and Exchange Commission.

(g) In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.7. This Section 2.7 shall not apply to any nomination of a director in an election in which only the holders of one or more series of preferred stock of the Corporation issued pursuant to Article IV of the Certificate of Incorporation are entitled to vote (unless otherwise provided in the terms of the preferred stock).

(h) The chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.7 and, if not so given, shall direct and declare at the meeting that nominees and other matters shall not be considered.

2.8           Manner of Giving Notice; Affidavit of Notice.  If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.  Without limiting the manner by which notice may otherwise be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Sections 222 and 232 of the Delaware General Corporation Law.  An affidavit of the secretary or an assistant secretary, proxy solicitor hired by the Corporation or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

The Board of Directors may cancel, reschedule or postpone any previously scheduled annual or special meeting.

2.9           Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is furnished with the notice of the meeting or (ii) during ordinary business hours, at the principal place of business of the Corporation.

If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time and may be inspected by any stockholder who is present at that meeting. If the meeting is to be held solely by means of remote communication, then the list also shall be open to the examination of any stockholder during the whole time of that meeting on a reasonably accessible electronic network, and the information required to access the list shall be provided with the notice of that meeting. Nothing contained in this Section 2.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on that list.  The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

2.10           Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy.  Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting.  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

2.11           Voting; Elections; Inspectors.  Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote that is registered in his name on the record date for the meeting.  Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine.  Shares registered in the name of a deceased person may be voted by his executor or administrator, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by stockholders holding a majority of the issued and outstanding stock (on an as converted basis) present in person or by proxy at any meeting a stock vote shall be taken.  Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.  All elections of directors shall be by ballot, unless otherwise provided in the Certificate of Incorporation.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof.  The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

2.12           Conduct of Meetings.  The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he is not present, by the Chief Executive Officer, or if neither the Chairman of the Board (if any), nor Chief Executive Officer is present, by a chairman elected at the meeting.  The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.  Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

(a)	Calling of meeting to order.
(b)	Election of a chairman and the appointment of a secretary if necessary.
(c)	Presentation of proof of the due calling of the meeting.
(d)	Presentation and examination of proxies and determination of a quorum.
(e)	Reading and settlement of the minutes of the previous meeting.
(f)	Reports of officers and committees.
(g)	The election of directors if an annual meeting, or a meeting called for that purpose.
(h)	Unfinished business.
(i)	New business.
(j)	Adjournment.

2.13           Treasury Stock.  The Corporation shall not vote, directly or indirectly, shares of stock owned by it and such shares shall not be counted for quorum purposes.

2.14           No Stockholder Action by Written Consent.

The stockholders of the Corporation may not take action by written consent without a meeting.

2.15           Meetings by Remote Communication.

If authorized by the Board of Directors, and subject to any guidelines and procedures that the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether the meeting is to be held in a designated place or solely by means of remote communication, provided that (i) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the Corporation implements reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings; and (iii) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.

ARTICLE 3
BOARD OF DIRECTORS

3.1           Power; Number; Term of Office.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

The number of directors that shall constitute the whole Board of Directors, shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors that would have the effect of shortening the term of an incumbent director may be made by the Board of Directors).  The directors shall be divided into three classes, as nearly equal in number as possible.  One class of directors (which shall be designated Class I) shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2011, another class (which shall be designated Class II) shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2012, and another class (which shall be designated Class III) shall be initially elected for a term expiring at the annual meeting of stockholders to be held in 2013.  Members of each class shall hold office until their successors are elected and qualified.  At each succeeding annual meeting of the stockholders of the Corporation, the successor or successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast of each class or series of stock entitled to vote in the election of directors, if any such class or series is entitled to vote separately as a class, at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders nor residents of the State of Delaware.

3.2           Quorum.  Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.3           Place of Meetings; Order of Business.  The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution.  At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President, or by resolution of the Board of Directors.

3.4           First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders.  Notice of such meeting shall not be required.  At the first meeting of the Board of Directors in each year at which a quorum shall be present, held next after the annual meeting of stockholders, the Board of Directors shall proceed to the election of the officers of the Corporation.

3.5           Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors, but, in any event, not less than four times per year and at least once in each fiscal quarter.  Notice of such regular meetings shall not be required.

3.6           Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer or, on the written request of the majority of the directors in office, by the Secretary, in each case on at least forty-eight (48) hours personal, written, telegraphic, cable or wireless notice to each director.  Such notice, or any waiver thereof pursuant to Section 8.3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws.

3.7           Removal.  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Notwithstanding anything in this Section 3.7 or otherwise to the contrary, to the extent the Certificate of Incorporation provides for the election of directors of the Corporation by a specific class or series of capital stock to the exclusion of another class or series of capital stock of the Corporation, unless the Certificate of Incorporation explicitly provides otherwise, only the holders of a majority of such specific class or series entitled to elect such directors may effect a removal of such directors by a vote therefor.

3.8           Vacancies; Increases in the Number of Directors.  Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his successor shall be duly elected and shall qualify, unless sooner displaced.

If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.

3.9           Compensation.  Unless otherwise restricted by the Certificate of Incorporation, the Compensation Committee of the Board of Directors shall have the authority to fix the compensation of directors.

3.10           Action Without a Meeting; Telephone Conference Meeting.  Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.  Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

3.11           Approval or Ratification of Acts or Contracts by Stockholders.  The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the stockholders holding a majority of the issued and outstanding shares of stock of the Corporation entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation.

ARTICLE 4
COMMITTEES

4.1           Designation; Powers.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation.  The Board of Directors shall elect the chairman of each such committee.  Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation, or amending, altering or repealing the bylaws or adopting new bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Any such designated committee may authorize the seal of the Corporation to be affixed to all papers that may require it.  In addition to the above such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

4.2           Procedure; Meetings; Quorum.  Any committee designated pursuant to Section 4.1 shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors.  At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

4.3           Substitution of Members.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE 5
OFFICERS

5.1           Number, Titles and Term of Office.  The officers of the Corporation shall be a Chief Executive Officer, one or more Presidents, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, a Secretary and, if the Board of Directors so elects, a Chairman of the Board and such other officers as the Board of Directors may from time to time elect or appoint.  Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.  Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise.  Except for the Chairman of the Board, if any, no officer need be a director.

5.2           Salaries.  The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Compensation Committee of the Board of Directors.

5.3           Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors, provided the notice for such meeting shall specify that the matter of any such proposed removal will be considered at the meeting but such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Election or appointment of an officer or agent shall not of itself create contract rights.

5.4           Vacancies.  Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

5.5           Powers and Duties of the Chief Executive Officer.  Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.  Further, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he be a director) of the Board of Directors.

5.6           Powers and Duties of the Chairman of the Board.  If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.  The Chairman of the Board may be referred to as the “Chairman” in minutes and resolutions of the Corporation, and the Chairman of the Board may sign instruments binding the Corporation using the title of “Chairman.”

5.7           Powers and Duties of the Presidents.  In the absence of the Chief Executive Officer, or in the event of his inability or refusal to act, a President designated by the Board of Directors shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.  In the absence of a designation by the Board of Directors of a President to perform the duties of the Chief Executive Officer, or in the event of his absence or inability or refusal to act, the President who is present and who is senior in terms of time as a President of the Corporation shall so act.  The Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

5.8           Vice Presidents.  The Vice Presidents shall perform such duties as expressly assigned to them by the Chief Executive Officer, any President, or by a more senior vice president, as well as such other duties as the Board of Directors may from time to time prescribe.  Ranking of vice presidents shall be in the following sequence (higher to lower):  Executive Vice President, Senior Vice President, and Vice President.

5.9           Treasurer.  The Treasurer shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.  He shall perform all acts incident to the position of Treasurer, subject to the control of the chief executive officer and the Board of Directors; and he shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

5.10           Assistant Treasurers.  Each Assistant Treasurer shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors.  The Assistant Treasurers shall exercise the powers of the Treasurer during that officer’s absence or inability or refusal to act.

5.11           Secretary.  The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors; and he shall in general perform all acts incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

5.12           Assistant Secretaries.  Each Assistant Secretary shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors.  The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

5.13           Action with Respect to Securities of Other Corporations.  Unless otherwise directed by the Board of Directors, the Chief Executive Officer of the Corporation shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of, or with respect to any action of security holders of, any other entity in which this Corporation may hold securities, and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of such securities, in each case with respect to any vote, action or exercise of rights or powers with respect to any matter which would have been within the authority of the Chief Executive Officer had such vote, action or exercise of rights or powers been taken with respect to the Corporation.  For purposes of this Section, the term “security” includes any partnership interest, membership interest, units, or other security owned by the Corporation in an entity, and the term “security holder” includes partner, member, unit holder, and shareholder in an entity.

ARTICLE 6
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

6.1           Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity that initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.  The right to indemnification conferred in this Section 6.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such payments shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

6.2           Indemnification of Employees and Agents.  The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article.

6.3           Right of Claimant to Bring Suit.  If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VI is not paid in full by the Corporation within ninety days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

6.4           Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

6.5           Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

6.6           Savings Clause.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

6.7           Definitions.  For purposes of this Article, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE 7
CAPITAL STOCK

7.1           Certificates of Stock. The certificates for shares of the capital stock of the Corporation may be certificated or uncertificated, as provided under the Delaware General Corporation Law.  Each stockholder, upon written request to the transfer agent or registrar of the Corporation, shall be entitled to have a certificate of the capital stock of the Corporation in the form as may be from time to time be prescribed by the Board of Directors.  The certificate shall be issued, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chairman of the Board (if any), Chief Executive Officer, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile.  The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.  The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

7.2           Transfer of Shares.  The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates, or evidence of the issuance of uncertificated shares, for a like number of shares.  Upon surrender to the Corporation or a transfer agent of the Corporation of a certificate or evidence of the issuance of uncertificated shares for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of issuance of uncertificated shares to the person entitled thereto, cancel the old certificate or evidence of issuance of uncertificated shares and record the transaction upon its books.

7.3           Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

7.4           Regulations Regarding Certificates.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates or evidence of issuance of uncertificated shares for shares of capital stock of the Corporation.

7.5           Lost or Destroyed Certificates.  The Board of Directors may determine the conditions upon which a new certificate or evidence of issuance of uncertificated shares of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE 8
MISCELLANEOUS PROVISIONS

8.1           Fiscal Year.  The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

8.2           Corporate Seal.  The Board of Directors may provide a suitable seal, containing the name of the Corporation.  The Secretary shall have charge of the seal (if any).  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by the Assistant Secretary or Assistant Treasurer.

8.3           Notice and Waiver of Notice.  Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given (i) by telegraphic, cable, e-mail, or wireless transmission or (ii) by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or the bylaws.

8.4           Resignations.  Any director, member of a committee or officer may resign at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

8.5           Facsimile Signatures.  In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

8.6           Reliance upon Books, Reports and Records.  Each director and each member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

8.7           Electronic Transmission.

For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

ARTICLE 9
AMENDMENTS

9.1           Amendment of Bylaws.

Unless otherwise provided in the Certificate of Incorporation of the Corporation, these bylaws may be altered or repealed and any new bylaws may be adopted (a) at any annual or special meeting of stockholders if notice of the proposed alteration, repeal or adoption of the new bylaw or bylaws be contained in the notice of such annual or special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, provided, however, that any proposed alteration or repeal of, or the adoption of any bylaws inconsistent with, Section 2.14, Section 3.1, Section 3.7, or Section 3.8 of these bylaws by the stockholders shall require the affirmative vote of at least 66 2/3% of the stock issued and outstanding and entitled to vote thereat, voting together as a single class, or (b) by the affirmative vote of a majority of the members present at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, without action on the part of the stockholders, if notice of the proposed alteration, repeal or adoption of the new bylaw or bylaws be contained in the notice of such regular or special meeting.

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